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                                                                   EXHIBIT 10.26

                             FIRST AMENDMENT TO THE
                         AUTOMOTIVE FINANCE CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     WHEREAS, Automotive Finance Corporation, Indianapolis, Indiana (the "Company") has adopted the Automotive Finance Corporation Supplemental Executive Retirement Plan (the "Plan") for the benefit of a select group of employees; and

     WHEREAS, the Company has authorized and directed certain amendments to the
Plan: (i) to redefine the Plan's eligibility provisions and to provide, in the event that Employer ceases to be an affiliate of ALLETE, Inc., for the transfer to the Plan of the account balances under the ALLETE Supplemental Executive Retirement Plan ("SERP") of those Employees who are participants of the SERP;
(ii) to increase the Employer contribution under the Plan to recompense Plan Participants for benefits lost due to the imposition of the Internal Revenue Code Section 401 (a) (17) compensation limit under the Automotive Finance Corporation Employees' 401(k) Plan; and (iii) to amend Article VII with respect to subsequent amendments and termination of the Plan, and

     WHEREAS, pursuant to Section 7.1 of the Plan the Company has reserved the right to amend the Plan;

     NOW, THEREFORE, pursuant to Section 7.1 of the Plan, the Company, by its President hereby amends the Plan, effective as of the dates specified herein, in the following particulars:

  1. Any capitalized term not expressly defined herein shall have the meaning as defined in the Plan.

  2. Article II is amended in its entirety, effective December 5, 2003, to read as follows:

                                   "ARTICLE II
                         ELIGIBILITY AND PARTICIAPATION

     2.1 INITIAL ELIGIBILITY. An Eligible Employee will become a Participant in the Plan as of the date specified by the Chairman of the Company's Board. For purposes of this plan, an Eligible Employee is any Employee of the Company or any of its Subsidiaries who (i) is classified as a Vice-President or above, and (ii) has been approved for participation in the Plan by the Chairman of the Company's Board.

     2.2 CHANGE IN ELIGIBILITY. A Participant may be removed as an active Participant by the Chairman of the Company's Board effective as of any date. Upon such removal, the Participant shall become an inactive Participant. As an inactive Participant, he or she will not be entitled to make any further Participant Deferral Contributions to the Plan, nor shall he or she be entitled to receive any further Employer contributions to the Plan on his or her behalf. Both the Deferral Account and the Employer Contributions Account of an inactive

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  Participant shall, however, continue to be credited with the investment earnings of the Trust which are attributable to such accounts as provided in
  Section 3.4 The Administrator will maintain such accounts of an inactive Participant until the occurrence of an event which entitles such Participant to receive a distribution of such accounts under Section 5.1, at which time such accounts will be distributed as provided in Article V.

     2.3 TRANSFERS FROM SERP. The provisions of this section shall govern the transfer from the SERP to the Plan of the benefits accrued by Employees who are eligible participants under the ALLETE SERP.

     (a) The provisions of this section shall be applicable only to the extent that the Plan Administrator has determined, to its satisfaction, that the SERP has been amended to provide for such transfers.

     (b) In the case of any Employee who is an eligible participant under both the SERP and the Plan at the time of such transfer, the amount transferred from the SERP shall be credited by the Plan Administrator as soon as administratively feasible to such Employee's Deferred Account or Employer Contribution Account, or both, as applicable, under the Plan. Thereafter such amounts shall be invested, re-invested, credited with investment gains and losses and distributed in accordance with, and shall otherwise be subject to, the applicable provisions of this Plan, including any amendments thereto adopted subsequent to such transfer.

     (c) In the case of any Employee who is an eligible participant under the SERP, but who is not an eligible Participant under the Plan, at the time of such transfer, the amount transferred from the SERP shall be credited by the Plan Administrator as soon as administratively feasible to a Deferral Account which the Administrator shall establish on behalf of such Employee under the Plan for the sole purpose of effecting such transfer. Thereafter such Deferral Account shall be treated as an inactive Participant account as set forth in, and as limited by, the provisions of Section 2.2. Thereafter such amounts shall also be invested, re-invested, credited with investment gains and losses and distributed in accordance with, and shall otherwise be subject to, the applicable provisions of the Plan, including any amendments thereto adopted subsequent to such transfer.

     (d) No transfer described in (b) or (c) above may be accepted by the Plan Administrator until after that portion of the 2003 bonus which the SERP participant has elected to defer into the SERP has been credited to his or her deferral account under the SERP.

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     (e)       In the case of any transfer described in (b) or (c) above, to the extent that the amount to be transferred from the SERP consists of mutual fund investments, the administrator of the SERP shall sell such investments and wire transfer the liquidation proceeds to the Plan Administrator. Upon receipt of same the Plan Administrator shall deposit, as soon as administratively feasible, such funds, in cash into the Plan Trust.

     (f) In the case of any transfer described in (b) or (c) above, to the extent that the amount transferred from the SERP consists of the balance in the Employee's Company Fixed Fund under the SERP, the Company shall contribute such balance, including interest calculated to the date of withdrawal from the SERP at the rate set forth therein, as soon as administratively feasible in cash into the Trust.

     (g) For purposes of the allocation and subsequent investment of the contributions described in (e) and (f) above, the Plan Administrator shall provide the Trustee of the Trust a per Employee allocation of such contributions. In addition, the Plan Administrator shall obtain from each such Employee a directed investment election form, and forward a copy of same to such Trustee, pursuant to which such contributions shall thereafter be invested and reinvested by such Trustee at the direction of the Employee, including all subsequent changes in such investment direction by the Employee."

     3. Section 3.3 is amended in its entirety, effective December 5, 2003, to read as follows:

          "3.3 EMPLOYER CONTRIBUTIONS. For the Plan Year commence on the Effective Date, an Employer shall make a contribution for each Participant in its employ on the first day of such Plan Year in an amount equal to eight percent (8%) of the Participant's Base Salary for such year. For each Plan Year commencing after the Effective Date, an Employer shall make a contribution for each Participant in its employ on the first day of the applicable Plan Year in an amount equal to the sum of five percent (5%) of the Participant's Base Salary up to the Code Section 401(a)(17) compensation limit currently in effect for the applicable Plan Year, plus nine percent (9%) of the Participant's Base Salary in excess of the Code
     Section 401(a)(17) compensation limit currently in effect for the applicable Plan Year; provided, however, commencing with the calendar month next following the calendar month in which a Participant completes one hundred and twenty (120) months of combined participation in this Plan and the predecessor to this Plan (the Insured Security Option Plan, or ISOP, maintained by the Company between March 6, 1998 and March 5, 2001), the foregoing five percent (5%) of the Participant's Base Salary up to the Code
     Section 401(a)(17) compensation limit currently in effect for the applicable Plan Year shall be increased to eight percent (8%) and the foregoing nine percent (9%) of the Participant's Base Salary in excess of the Code Section 401(a)(17) compensation limit currently in effect for the applicable Plan Year shall be increased to

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     twelve percent (12%) but such increase shall be applied prospectively only.
     For example, if a Participant completes 120 months of combined participation on June 30, 2008, then the employer contribution under this subsection for the 2008 Plan Year shall be equal to the sum of 5% of his Base Salary up to the Code Section 401(a)(17) compensation limit currently in effect for 2008, plus 9% of the Participant's Base Salary in excess of the Code Section 401(a)(17) compensation limit currently in effect for 2008 from January 1, 2008 to June 30, 2008, and 8% of his Base Salary up to the Code Section 401(a)(17) compensation limit currently in effect for 2008, plus 12% of the Participant's Base Salary in excess of the Code Section 401(a)(17) compensation limit currently in effect for 2008 from July 1, 2008 to December 31, 2008."

     4. Section 7.1 is amended in its entirety, effective December 31, 2003, to read as follows:
                                  "ARTICLE VII
                      AMENDMENT AND TERMINATION OF THE PLAN

          7.1 AMENDMENT OF THE PLAN. The Company may, at any time upon prior Board approval, modify, alter or amend the Plan in whole or in part; provided, however, no amendment, termination, or other change in the Plan shall reduce the amount allocated to the account of a participant on the date of such amendment, termination or other change, which account balance shall be payable to such participant or such participant's beneficiary as provided herein.

          7.2 TERMINATION OF THE PLAN. The Company may, at any time upon prior Board approval, terminate the Plan or to reduce or cease benefit accruals at any time."

     The Plan shall remain the same in all other respects.

     IN WITNESS WHEREOF, the President of the Company has caused this amendment to be executed this __________ day of December, 2003, but effective as of the dates stated herein.

                                             AUTOMOTIVE FINANCE CORPORATION


                                      By:    /s/ Bradley A. Todd
                                         ----------------------------------
                                             Bradley A. Todd, President

     ATTEST:


       /s/ Joel G. Garcia
     ------------------------------------
     Joel G. Garcia, Secretary